UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) February 28, 2008

SMOKERS LOZENGE INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52207
(Commission File Number)

98-0512139
(IRS Employer Identification No.)

200-245 East Liberty Street, Reno, NV 89501
(Address of principal executive offices and Zip Code)

604-893-8778
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 28, 2008, we entered into an asset purchase agreement with Cyber Mesh Systems Inc. (“Cyber Mesh”) wherein we have agreed to purchase all the assets of Cyber Mesh. Consideration for the purchase of the assets is the forgiving of a loan from our company to Cyber Mesh in the amount of $100,000. In addition to the forgiving of the loan, we have agreed to issue 8,500,000 shares of our company to Cyber Mesh. Please refer to Exhibit 10.1.

The asset purchase agreement provides that David Holmes, a principal of Cyber Mesh, will sign a management employment agreement with our company and obtain 8,000,000 shares of our company and Marc Santos, a principal of Cyber Mesh, will also sign a management employment agreement with our company and obtain 6,000,000 shares of our company. Please refer to Exhibit 10.2 and 10.3.

The shares issued under the asset purchase agreement will be deposited into escrow with 50% of the shares being released to each party within five days of completion of the asset purchase agreement and the remaining 50% being released to each party being the earlier of the first anniversary of the completion of the asset purchase agreement or termination of the management employment agreement by the company. The escrow agreement is attached as Schedule B (page 116) in the Asset Purchase Agreement attached in Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits
10.1	Asset Purchase Agreement dated February 28, 2008.
10.2	Management Employment Agreement – Marc Santos dated March 1, 2008
10.3	Management Employment Agreement – David Holmes dated March 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMOKERS LOZENGE INC.

/s/ Dudley Delapenha Dudley Delapenha President and CEO March 4, 2008